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                                                                      EXHIBIT 12

               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                          For the Twelve Months Ended
                                                             1994        1995        1996        1997        1998
                                                            ------      ------      ------      ------      ------
Actual Ratio of Income to Fixed Charges
Earnings from continuing operations before income           $  974      $4,609      $  871      $4,035      $3,978
Add Fixed charges:
     Interest expense (excluding capitalized interest)       1,792       1,955       1,988       1,629       1,525
     Amortization of financing                                  56          79         127         175         133
     Interest factor in rents                                   45          34          48          64         104
                                                            ------      ------      ------      ------      ------
Total earnings as defined                                   $2,867      $6,677      $3,034      $5,903      $5,740
                                                            ======      ======      ======      ======      ======

Fixed charges:
     Interest expense                                       $1,792      $1,955      $1,988      $1,629      $1,525
     Capitalized interest                                      164           0           0           9          59
     Amortization of financing costs                            56          79         127         175         133
     Interest factor in rents                                   45          34          48          64         104
                                                            ------      ------      ------      ------      ------
Fixed charges                                               $2,057      $2,068      $2,163      $1,877      $1,821
                                                            ======      ======      ======      ======      ======

Ratio of earnings  to fixed charges                           1.39        3.23        1.40        3.14        3.15

                                                              For the Three Months Ended,
                                                             May 23, 1997      May 22, 1997
                                                            --------------    --------------
Actual Ratio of Income to Fixed Charges
Earnings from continuing operations before income           $1,622                    $544
Add Fixed charges:
     Interest expense (excluding capitalized interest)         361                     359
     Amortization of financing                                  26                      31
     Interest factor in rents                                   27                      30
                                                            ------                    ----
Total earnings as defined                                   $2,036                    $964
                                                            ======                    ====

Fixed charges:
     Interest expense                                       $  361                    $359
     Capitalized interest                                       --                      --
     Amortization of financing costs                            26                      31
     Interest factor in rents                                   27                      30
                                                            ------                  ------
Fixed charges                                               $  414                    $420
                                                            ======                  ======

Ratio of earnings  to fixed charges                           4.92                    2.30

                                                                       Pro Forma                      Pro Forma
                                                                  Twelve Months Ended             Three Months Ended
                                                                   February 27, 1998                May, 22, 1998
                                                                        Adjusted                       Adjusted
                                                                  ---------------------          --------------------
Pro Forma Ratio of Income to Fixed Charges
Earnings from continuing operations before income taxes                $  (423)                       $(3,427)
Add Fixed charges
      Interest expense (excluding capitalized interest)                 14,889                          3,491
     Amortization of financing                                             671                            155
     Interest factor in rents                                              104                             30
                                                                       -------                        -------
Total earnings as defined                                              $15,241                        $   249
                                                                       =======                        =======

Fixed charges:
     Interest expense                                                  $14,889                        $ 3,491
     Capitalized interest                                                   59                             --
     Amortization of financing costs                                       671                            155
     Interest factor in rents                                              104                             30
                                                                       -------                        -------
Fixed charges                                                          $15,723                        $ 3,676
                                                                       =======                        =======

Ratio of earnings  to fixed charges                                        .97                            .07